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                                                                     Exhibit (l)

                    Cohen & Steers Dividend Value Fund, Inc.
                                757 Third Avenue
                            New York, New York 10017

                                                     July 22, 2005

Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York 10017

Dear Sirs:

     Cohen & Steers Dividend Value Fund, Inc. (the "Fund") hereby accepts your offer to purchase 100 Class A shares, 100 Class C shares and 8,550 Class I shares, each at a price of $11.46 per share for an aggregate purchase price of $100,275. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

                                        Sincerely,

                                        Cohen & Steers Dividend Value Fund, Inc.


                                        By:
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Accepted:

Cohen & Steers Capital Management, Inc.


By:
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